UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road Denver, North Carolina		28037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (828) 464-8741

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On April 6, 2018, Air T, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Agreement”) with Worthington Aviation Parts, Inc., a Minnesota Corporation (“Worthington”), primarily engaged in the business of operating, distributing and selling airplane and aviation parts along with repair services, and Churchill Industries, Inc., a Minnesota corporation, as guarantor of Worthington’s obligations as disclosed in the Agreement, to acquire substantially all the assets of, and assume certain liabilities of Worthington in return for payment to Worthington of $50,000 as earnest money upon execution of the Agreement and a payment of $3,400,000 upon closing of the Agreement, subject to adjustment for Worthington’s net working capital as of the closing date.

The above discussion is qualified in its entirety by reference to the Asset Purchase Agreement is attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement by and among Air T, Worthington Aviation Parts, Inc. and Churchill Industries, Inc. dated as of April 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2018

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description

10.1	Asset Purchase Agreement by and among Air T, Worthington Aviation Parts, Inc. and Churchill Industries, Inc. dated as of April 6, 2018.